Exhibit 99.1

Bazaarvoice, Inc. Announces its Financial Results for the Third Fiscal Quarter of 2016
Third fiscal quarter highlights include:

•	Delivered Q3 revenue from continuing operations of $50.3 million, up 1.4% from the same period a year ago

•	Achieved Adjusted EBITDA from continuing operations of $3.1 million as compared to $2.0 million in the same period a year ago

•	Improved GAAP net loss from continuing operations to $3.1 million from a loss of $4.1 million in the same period a year ago

•	Delivered positive non-GAAP earnings per share for the first time

•	Achieved positive operating cash flow of $8.0 million
AUSTIN, Texas, March 1, 2016 (GLOBE NEWSWIRE) — Bazaarvoice, Inc. (Nasdaq:BV), the world’s largest network of active shoppers, reported its financial results for the third fiscal quarter ended January 31, 2016.
“While Bazaarvoice is transforming as a company, I am generally pleased with the results we delivered in the third quarter. For the second consecutive quarter we delivered positive Adjusted EBITDA and positive operating cash flow and we expect to drive further improvements in profitability in fiscal year 2017,” said Gene Austin, chief executive officer and president. “We believe that Bazaarvoice is in a unique position with our strong client base, our broad Consumer Generated Content offerings, and our Shopper Advertising initiative to monetize our network and drive revenue growth over the long term.”
Third Fiscal Quarter of 2016 Financial Details
Revenue from continuing operations: Bazaarvoice reported revenue of $50.3 million for the third fiscal quarter of 2016, up 1.4% from the third fiscal quarter of 2015, which consisted of SaaS revenue of $47.9 million and net advertising revenue, formerly referred to as media revenue, of $2.4 million.
Adjusted EBITDA from continuing operations: Adjusted EBITDA for the third fiscal quarter of 2016 was $3.1 million compared to $2.0 million for the third fiscal quarter of 2015.
GAAP net loss and net loss per share from continuing operations: GAAP net loss was $3.1 million, compared to a GAAP net loss of $4.1 million for the third fiscal quarter of 2015. GAAP net loss per share was $0.04 based upon weighted average shares outstanding of 81.1 million, compared to a loss of $0.05 for the third fiscal quarter of 2015 based upon weighted average shares outstanding of 78.9 million.
Non-GAAP net income and earnings per share from continuing operations: Non-GAAP net income was $1.6 million, compared to a non-GAAP net loss of $0.1 million for the third fiscal quarter of 2015. Non-GAAP earnings per share was $0.02 based upon weighted average shares outstanding of 81.1 million, compared to earnings per share of $0.00 for the third fiscal quarter of 2015 based upon weighted average shares outstanding of 78.9 million.
Clients: The number of active clients at the end of the third fiscal quarter of 2016 was 1,383 and the number of network clients at the end of the third fiscal quarter of 2016 was over 4,900. Annualized SaaS revenue per average active client for the third fiscal quarter of 2016 was approximately $140,000.

Active Clients
We define an active client as an organization for which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.
Network Clients
We define a network client as an organization that does not have recurring revenue. We count organizations that are closely related as one client, even if they have signed separate contractual agreements. We believe that our network client base in combination with our active client base is an indicator of the reach of our network.
Quarterly Conference Call
Bazaarvoice will host a conference call today at 4:30 p.m. Eastern Time to review the Company’s financial results for the third fiscal quarter of 2016. To access this call, dial (877) 407-3982 from the United States or (201) 493-6780 internationally with conference ID 13629382. A live webcast of the conference call can be accessed from the investor relations page of Bazaarvoice’s company website at investors.bazaarvoice.com. Following the completion of the call, a recorded replay will be available on the Company’s website, and a telephone replay will be available through March 15, 2016 by dialing (877) 870-5176 from the United States or (858) 384-5517 internationally with recording access code 13629382.
About Bazaarvoice
Bazaarvoice is the world’s largest network of active shoppers, connecting more than one-half billion consumers to thousands of retailers and brands that represent tens of millions of products and services. Online, in-store, and on mobile devices, Bazaarvoice’s technology platform engages consumers, increases sales, and protects loyalty through authentic ratings and reviews, Q&A, and brand-relevant photos, videos, and social posts. Interactions across the Bazaarvoice network yield insights on past, present, and future shopping behavior, enabling marketers to identify competitive advantage. For more information, visit http://www.bazaarvoice.com, read the blog at www.bazaarvoice.com/blog, and follow on Twitter at www.twitter.com/bazaarvoice.
Discontinued Operations
The divestiture of PowerReviews was completed on July 2, 2014. The terms of the transaction were approved by the Department of Justice on June 26, 2014. As a result, PowerReviews revenues, related expenses and loss on disposal, net of tax, are components of “Loss from discontinued operations, net of tax” in the Condensed Consolidated Statements of Operations since our fourth fiscal quarter of 2014 and for all comparative fiscal quarters presented. The Statement of Cash Flows is reported on a combined basis without separately presenting cash flows from discontinued operations for all periods presented.
Non-GAAP Financial Measures
Adjusted EBITDA for continuing operations discussed in this press release is defined as our GAAP net loss from continuing operations adjusted for stock-based expense, contingent consideration related to acquisitions, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), integration and other costs related to acquisitions, other non-business costs and benefits, income tax expense and other (income) expense, net.
Adjusted EBITDA for discontinued operations presented in the accompanying financial tables is defined as our GAAP net loss from discontinued operations adjusted for stock-based expense, adjusted depreciation and amortization (which excludes amortization of capitalized internal-use software development costs), impairment of acquired intangibles, integration and other costs related to the acquisition and the divestiture of PowerReviews, estimated loss on disposal of discontinued operations, other non-business costs and benefits, income tax expense and other (income) expense, net.

Non-GAAP net loss for continuing operations, which is used to calculate non-GAAP net loss per share for continuing operations, is defined as our GAAP net loss from continuing operations, adjusted to exclude stock-based expense, contingent consideration related to acquisitions, amortization of acquired intangible assets, integration and other costs related to acquisitions, and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Non-GAAP net loss for discontinued operations, which is used to calculate non-GAAP net loss per share for discontinued operations, is defined as our GAAP net loss from discontinued operations adjusted to exclude stock-based expense, amortization of acquired intangible assets, impairment of acquired intangibles, integration and other costs related to the acquisition and divestiture of

PowerReviews, estimated loss on disposal of discontinued operations and other non-business costs and benefits along with the associated income tax effect of these adjustments.
Management presents these non-GAAP financial measures because it considers them to be important supplemental measures of core operating performance. Further, management has presented these non-GAAP financial measures separately for discontinued operations as it may prove useful to securities analysts and investors in evaluating the impact of the divestiture of PowerReviews on the Company’s continuing operating performance. Management uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s operating performance against prior periods and the effectiveness of our business strategies, the preparation of operating budgets and to determine appropriate levels of operating and capital investments, as well as in communications with our board of directors concerning our financial performance. Management also believes that the non-GAAP financial measures provide additional insight for securities analysts and investors in evaluating the Company’s financial and operational performance without regard to items that can vary substantially from company to company depending upon their financing, capital structures, and the method by which assets were acquired. However, these non-GAAP financial measures have limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of our results of operations as reported under GAAP. Furthermore, these non-GAAP financial measures may not be comparable to similarly titled measures of other organizations because other organizations may not calculate these non-GAAP financial measures in the same manner. We intend to provide these non-GAAP financial measures as part of our future financial results discussions; therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting. A reconciliation of these non-GAAP measures to GAAP is provided in the accompanying tables.
Forward-looking Statements
This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about driving future improvements in profitability, monetizing the Bazaarvoice network and driving revenue growth over the long term and other statements about management’s beliefs, intentions or goals. We may not actually achieve the expectations disclosed in the forward-looking statements, and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to, our expectations regarding our revenue, expenses, sales and operations; changes in accounting standards; our ability to realize efficiencies and to execute on our strategic initiatives; our limited operating history; our ability to operate in a new and unproven market; our ability to effectively manage growth; our ability to develop and launch new products; risks associated with the uncertainty of market acceptance of our new products; our ability to retain our existing customers and satisfy their obligations and needs and upsell to existing clients; our ability to attract and retain employees; our ability to maintain pricing for our products and services; our ability to manage expansion into new vertical industries; risks and challenges associated with international sales; our ability to successfully identify, manage and integrate potential acquisitions; the impact of the Department of Justice stipulation regarding PowerReviews on our business; and other risks and potential factors that could affect our business and financial results identified in our Form 10-K for the fiscal year ended April 30, 2015 as filed with the Securities and Exchange Commission on June 25, 2015. Additional information will also be set forth in our future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that we make with the Securities and Exchange Commission. We do not intend and undertake no duty to release publicly any updates or revisions to any forward-looking statements contained herein.

Investor Relations Contact:
Linda Wells
Bazaarvoice, Inc.
415-872-3612
linda.wells@bazaarvoice.com

Media Contact:
Andy North
Bazaarvoice, Inc.
512-551-6502
andy.north@bazaarvoice.com

Bazaarvoice, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	January 31, 2016	April 30, 2015
Assets
Current assets:
Cash and cash equivalents	$57,944	$54,041
Short-term investments	50,975	52,730
Accounts receivable, net	39,082	49,532
Prepaid expenses and other current assets	9,030	12,977
Total current assets	157,031	169,280
Property, equipment and capitalized internal-use software development costs, net	30,117	19,054
Goodwill	139,155	139,155
Acquired intangible assets, net	10,080	11,498
Other non-current assets	4,683	3,974
Total assets	$341,066	$342,961
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$5,620	$3,539
Accrued expenses and other current liabilities	22,800	27,397
Deferred revenue	60,759	60,400
Total current liabilities	89,179	91,336
Long-term liabilities:
Revolving line of credit	57,000	57,000
Deferred revenue less current portion	2,397	2,530
Other liabilities, long-term	5,833	712
Total liabilities	154,409	151,578
Commitments and contingencies
Stockholders’ equity:
Common stock	8	8
Additional paid-in capital	432,552	418,509
Accumulated other comprehensive loss	(1,197)	(638)
Accumulated deficit	(244,706)	(226,496)
Total stockholders’ equity	186,657	191,383
Total liabilities and stockholders’ equity	$341,066	$342,961

Bazaarvoice, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2016	2015	2016	2015
Revenue	$50,255	$49,562	$149,057	$142,864
Cost of revenue	18,920	17,988	57,614	51,758
Gross profit	31,335	31,574	91,443	91,106
Operating expenses:
Sales and marketing	16,113	18,020	51,781	57,946
Research and development	10,199	8,779	31,086	27,815
General and administrative	6,940	6,932	22,821	22,925
Acquisition-related and other	332	413	1,258	3,231
Amortization of acquired intangible assets	309	309	928	928
Total operating expenses	33,893	34,453	107,874	112,845
Operating loss	(2,558)	(2,879)	(16,431)	(21,739)
Other income (expense), net:
Interest income	124	27	275	43
Interest expense	(596)	(536)	(1,628)	(1,018)
Other expense	(247)	(411)	(553)	(1,031)
Total other expense, net	(719)	(920)	(1,906)	(2,006)
Loss from continuing operations before income taxes	(3,277)	(3,799)	(18,337)	(23,745)
Income tax expense (benefit)	(163)	324	(127)	594
Net loss from continuing operations	$(3,114)	$(4,123)	$(18,210)	$(24,339)
Loss from discontinued operations, net of tax	—	—	—	(1,257)
Net loss applicable to common stockholders	$(3,114)	$(4,123)	$(18,210)	$(25,596)
Net loss per share applicable to common stockholders:
Continuing operations	$(0.04)	$(0.05)	$(0.23)	$(0.31)
Discontinued operations	—	—	—	(0.02)
Basic and diluted loss per share	$(0.04)	$(0.05)	$(0.23)	$(0.33)
Basic and diluted weighted average number of shares outstanding	81,096	78,898	80,649	78,315

Bazaarvoice, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2016	2015	2016	2015
Operating activities:
Net loss	$(3,114)	$(4,123)	$(18,210)	$(25,596)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	3,509	3,119	10,487	9,169
Loss on disposal of discontinued operations, net of tax	—	—	—	1,537
Stock-based expense	3,892	3,100	11,850	9,689
Bad debt expense	(326)	903	(265)	2,126
Excess tax benefit related to stock-based expense	—	(1)	—	(2)
Amortization of deferred financing costs	58	39	176	39
Other non-cash expense	37	(84)	82	145
Changes in operating assets and liabilities:
Accounts receivable	(1,227)	(16,601)	10,715	(18,757)
Prepaid expenses and other current assets	(1,456)	(1,092)	(479)	(1,600)
Other non-current assets	(38)	93	(968)	(112)
Accounts payable	(352)	389	1,797	844
Accrued expenses and other current liabilities	870	(1,036)	(5,138)	(2,391)
Deferred revenue	4,075	8,604	225	6,810
Other liabilities, long-term	2,079	(197)	5,039	(933)
Net cash provided by (used in) operating activities	8,007	(6,887)	15,311	(19,032)
Investing activities:
Proceeds from sale of discontinued operations	—	—	4,501	25,500
Purchases of property, equipment and capitalized internal-use software development costs	(9,333)	(3,012)	(19,788)	(9,250)
Decrease in restricted cash	—	1,000	—	500
Purchases of short-term investments	(13,612)	(38,089)	(53,467)	(79,136)
Proceeds from maturities of short-term investments	14,500	27,752	55,017	55,767
Proceeds from sale of short-term investments	—	—	—	5,012
Net cash used in investing activities	(8,445)	(12,349)	(13,737)	(1,607)
Financing activities:
Proceeds from employee stock compensation plans	664	3,416	2,777	6,215
Proceeds from revolving line of credit	—	57,000	—	57,000
Payments on revolving line of credit	—	(27,000)	—	(27,000)
Deferred financing costs	—	(706)	—	(706)
Excess tax benefit related to stock-based expense	—	1	—	2
Net cash provided by financing activities	664	32,711	2,777	35,511
Effect of exchange rate fluctuations on cash and cash equivalents	(354)	(543)	(448)	(1,019)
Net change in cash and cash equivalents	(128)	12,932	3,903	13,853
Cash and cash equivalents at beginning of period	58,072	32,855	54,041	31,934
Cash and cash equivalents at end of period	$57,944	$45,787	$57,944	$45,787
Supplemental disclosure of non-cash investing and financing activities:
Purchase of fixed assets recorded in accounts payable	$318	$—	$318	$—
Asset retirement obligation costs incurred	$100	$—	$100	$—

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures for Continuing Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2016	2015	2016	2015
Non-GAAP net income (loss) and net income (loss) per share from continuing operations:
GAAP net loss from continuing operations	$(3,114)	$(4,123)	$(18,210)	$(24,339)
Stock-based expense (1)	3,892	3,100	11,850	9,565
Amortization of acquired intangible assets	473	473	1,418	1,418
Acquisition-related and other expense	332	413	1,258	3,231
Other stock-related benefit (3)	—	—	—	(430)
Income tax adjustment for non-GAAP items	—	(3)	—	(2)
Non-GAAP net income (loss) from continuing operations	$1,583	$(140)	$(3,684)	$(10,557)
GAAP basic and diluted shares	81,096	78,898	80,649	78,315
Non-GAAP basic and diluted net income (loss) per share from continuing operations	$0.02	$—	$(0.05)	$(0.13)
Adjusted EBITDA from continuing operations:
GAAP net loss from continuing operations	$(3,114)	$(4,123)	$(18,210)	$(24,339)
Stock-based expense (1)	3,892	3,100	11,850	9,565
Adjusted depreciation and amortization (2)	1,409	1,328	4,264	4,260
Acquisition-related and other expense	332	413	1,258	3,231
Other stock-related benefit (3)	—	—	—	(430)
Income tax expense (benefit)	(163)	324	(127)	594
Total other expense, net	719	920	1,906	2,006
Adjusted EBITDA from continuing operations	$3,075	$1,962	$941	$(5,113)
(1)

Stock-based expense includes the following:
Cost of revenue	$585	$451	$1,664	$1,223
Sales and marketing	686	867	2,413	2,973
Research and development	916	685	2,593	1,854
General and administrative	1,705	1,097	5,180	3,515
Stock-based expense	$3,892	$3,100	$11,850	$9,565
(2)

Adjusted depreciation and amortization includes the following:
Cost of revenue	$456	$400	$1,371	$1,308
Sales and marketing	210	221	756	782
Research and development	228	164	612	605
General and administrative	206	234	597	637
Amortization of acquired intangible assets	309	309	928	928
Adjusted depreciation and amortization	$1,409	$1,328	$4,264	$4,260
(3) Other stock-related expense represents an estimated liability for taxes and related items in connection with the treatment of certain stock option grants. Since the estimated liability directly relates to stock option grants and as stock-based expenses are consistently excluded from the non-GAAP financial measures, the Company excluded this estimated liability. During the nine months ended January 31, 2015, the Company recorded a benefit of $0.4 million due to a reduction of this estimated liability. Other stock-related expense includes the following:

General and administrative	$—	$—	$—	$(430)
Other stock-related expense	$—	$—	$—	$(430)

Bazaarvoice, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures for Discontinued Operations
(in thousands, except net loss per share data)
(unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2016	2015	2016	2015
Non-GAAP net income and net earnings per share from discontinued operations:
GAAP net loss from discontinued operations	$—	$—	$—	$(1,257)
Stock-based expense (1)	—	—	—	124
Acquisition-related, divestiture-related and other expenses	—	—	—	682
Loss on disposal of discontinued operations, net of tax (2)	—	—	—	1,537
Non-GAAP net income from discontinued operations	$—	$—	$—	$1,086
GAAP basic weighted average shares outstanding				78,315
GAAP diluted weighted average shares outstanding				79,536
Non-GAAP basic earnings per share from discontinued operations	$—	$—	$—	$0.01
Non-GAAP diluted earnings per share from discontinued operations	$—	$—	$—	$0.01
Adjusted EBITDA from discontinued operations:
GAAP net loss from discontinued operations	$—	$—	$—	$(1,257)
Stock-based expense (1)	—	—	—	124
Acquisition-related, divestiture-related and other expenses	—	—	—	682
Income tax expense (benefit)	—	—	—	23
Estimated loss on disposal of discontinued operations, net of tax (2)	—	—	—	1,537
Adjusted EBITDA from discontinued operations	$—	$—	$—	$1,109
(1)

Stock-based expense includes the following:
Cost of revenue	$—	$—	$—	$115
Research and development	—	—	—	4
General and administrative	—	—	—	5
Adjusted depreciation and amortization	$—	$—	$—	$124
(2) On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company’s indemnification obligations. The Company recognized a loss on the disposal of PowerReviews of $1.5 million for the nine months ended January 31, 2015.

Bazaarvoice, Inc.
Selected Quarterly Financial and Operational Metrics for Continuing and Discontinued Operations
(in thousands, except active enterprise clients and full-time employees data)
(unaudited)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2014	2014	2014	2015	2015	2015	2015	2016
Continuing Operations:
Revenue (1)	$43,078	$45,977	$47,325	$49,562	$48,317	$48,876	$49,926	$50,255
Cost of revenue	14,522	16,356	17,414	17,988	18,148	19,548	19,146	18,920
Gross profit	28,556	29,621	29,911	31,574	30,169	29,328	30,780	31,335
Operating expenses:
Sales and marketing	23,884	20,995	18,931	18,020	20,427	19,166	16,502	16,113
Research and development	9,832	9,730	9,306	8,779	9,880	10,533	10,354	10,199
General and administrative	6,521	7,893	8,100	6,932	7,582	8,238	7,643	6,940
Acquisition-related and other expense	366	492	2,326	413	815	702	224	332
Amortization of acquired intangible assets	288	309	310	309	309	309	310	309
Total operating expenses	40,891	39,419	38,973	34,453	39,013	38,948	35,033	33,893
Operating loss	(12,335)	(9,798)	(9,062)	(2,879)	(8,844)	(9,620)	(4,253)	(2,558)
Total other expense, net	(316)	(498)	(588)	(920)	(521)	(712)	(475)	(719)
Loss before income taxes	(12,651)	(10,296)	(9,650)	(3,799)	(9,365)	(10,332)	(4,728)	(3,277)
Income tax expense (benefit)	(418)	12	258	324	(540)	(88)	124	(163)
Net loss from continuing operations	$(12,233)	$(10,308)	$(9,908)	$(4,123)	$(8,825)	$(10,244)	$(4,852)	$(3,114)
Stock-based expense (2)	$3,333	$3,122	$3,343	$3,100	$3,113	$4,049	$3,909	$3,892
Adjusted depreciation and amortization (3)	1,081	1,334	1,598	1,328	1,349	1,600	1,255	1,409
Acquisition-related and other expense	366	492	2,326	413	815	702	224	332
Other stock-related benefit (4)	—	(430)	—	—	—	—	—	—
Income tax expense (benefit)	(418)	12	258	324	(540)	(88)	124	(163)
Total other expense, net	316	498	588	920	521	712	475	719
Adjusted EBITDA from continuing operations	$(7,555)	$(5,280)	$(1,795)	$1,962	$(3,567)	$(3,269)	$1,135	$3,075
Loss from discontinued operations	$(11,448)	$(1,257)	$—	$—	$—	$—	$—	$—
Stock-based expense (2)	139	124	—	—	—	—	—	—
Adjusted depreciation and amortization (3)	1,482	—	—	—	—	—	—	—
Impairment of acquired intangible assets (6)	2,500	—	—	—	—	—	—	—
Acquisition-related, divestiture-related and other expenses	819	682	—	—	—	—	—	—
Income tax expense (benefit)	(660)	23	—	—	—	—	—	—
Estimated loss on disposal of discontinued operations, net of tax (7)	9,192	1,537	—	—	—	—	—	—
Adjusted EBITDA from discontinued operations	$2,024	$1,109	$—	$—	$—	$—	$—	$—
Number of active clients from continuing operations (at period end) (5)	1,096	1,189	1,243	1,292	1,331	1,337	1,360	1,383
Number of active clients from discontinued operations (at period end) (5)	341	—	—	—	—	—	—	—
Full-time employees including employees attributable to discontinued operations (at period end)	799	787	814	825	826	834	855	817
Full-time employees attributable to discontinued operations (at period end)	24	—	—	—	—	—	—	—

(1)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2014	2014	2014	2015	2015	2015	2015	2016
Revenue from continuing operations includes the following:
SaaS	$41,924	$44,324	$45,199	$46,429	$46,173	$46,830	$47,671	$47,884
Advertising	1,154	1,653	2,126	3,133	2,144	2,046	2,255	2,371
Revenue	$43,078	$45,977	$47,325	$49,562	$48,317	$48,876	$49,926	$50,255
Revenue from discontinued operations includes the following:
SaaS	$3,947	$2,517	$—	$—	$—	$—	$—	$—
Advertising	25	18	—	—	—	—	—	—
Revenue	$3,972	$2,535	$—	$—	$—	$—	$—	$—
Total revenue:
SaaS	$45,871	$46,841	$45,199	$46,429	$46,173	$46,830	$47,671	$47,884
Advertising	1,179	1,671	2,126	3,133	2,144	2,046	2,255	2,371
Revenue	$47,050	$48,512	$47,325	$49,562	$48,317	$48,876	$49,926	$50,255
(2)

Stock-based expense from continuing operations includes the following:
Cost of revenue	$316	$314	$458	$451	$294	$472	$607	$585
Sales and marketing	1,072	944	1,162	867	950	1,084	643	686
Research and development	747	647	522	685	707	757	920	916
General and administrative	1,198	1,217	1,201	1,097	1,162	1,736	1,739	1,705
Stock-based expense from continuing operations	$3,333	$3,122	$3,343	$3,100	$3,113	$4,049	$3,909	$3,892
Stock-based expense from discontinued operations includes the following:
Cost of revenue	$127	$115	$—	$—	$—	$—	$—	$—
Sales and marketing	—	—	—	—	—	—	—	—
Research and development	6	4	—	—	—	—	—	—
General and administrative	6	5	—	—	—	—	—	—
Stock-based expense from discontinued operations	$139	$124	$—	$—	$—	$—	$—	$—

(3)

	Three Months Ended
	Apr 30,	Jul 31,	Oct 31,	Jan 31,	Apr 30,	Jul 31,	Oct 31,	Jan 31,
	2014	2014	2014	2015	2015	2015	2015	2016
Adjusted depreciation and amortization from continuing operations includes the following:
Cost of revenue	$244	$427	$481	$400	$405	$514	$401	$456
Sales and marketing	275	258	303	221	220	349	197	210
Research and development	189	199	242	164	181	209	175	228
General and administrative	85	141	262	234	234	220	171	206
Amortization of acquired intangible assets	288	309	310	309	309	308	311	309
Adjusted depreciation and amortization from continuing operations	$1,081	$1,334	$1,598	$1,328	$1,349	$1,600	$1,255	$1,409
Adjusted depreciation and amortization from discontinued operations includes the following:
Cost of revenue	$450	$—	$—	$—	$—	$—	$—	$—
General and administrative	10	—	—	—	—	—	—	—
Amortization of acquired intangible assets	1,022	—	—	—	—	—	—	—
Adjusted depreciation and amortization from discontinued operations	$1,482	$—	$—	$—	$—	$—	$—	$—
(4)

Other stock-related benefit from continuing operations includes the following:
General and administrative	$—	$(430)	$—	$—	$—	$—	$—	$—
Other stock-related benefit	$—	$(430)	$—	$—	$—	$—	$—	$—

(5)
Beginning as of our first fiscal quarter of 2016, we define an active client as an organization for which we have a contract and the client is launched as of the last day of the quarter, and we count organizations that are closely related as one client, even if they have signed separate contractual agreements.

Due to the presentation of the PowerReviews business as discontinued operations, we have separated our active clients into two categories: 1) active clients from continuing operations and 2) active clients from discontinued operations. As a result, each category could include a common client for which we recognized recurring revenue who has organizations that have separate contractual agreements.
All periods prior to the first fiscal quarter of 2016 discussed in this press release or presented in the accompanying financial tables have been revised to conform to this definition of an active client.

(6)
During the fourth fiscal quarter of 2014, the Company reported the results of operations and financial position of PowerReviews as “discontinued operations.” On the Condensed Consolidated Balance Sheet as of April 30, 2014, the assets and liabilities of PowerReviews were presented as “Assets held for sale” and “Liabilities held for sale.” The Company compared the carrying value of the asset group included in “assets held for sale” to the undiscounted cash flows to be generated by the asset group. The carrying value of the asset group exceeded the undiscounted cash flows and, as a result, the Company recorded an impairment charge of $2.5 million for the three months ended April 30, 2014.

(7)
On July 2, 2014, the Company completed the sale of PowerReviews for a total cash consideration of $30.0 million. Of the $30.0 million sales price, $4.5 million was placed into escrow as partial security for the Company’s indemnification obligations. The Company incurred a total loss of $10.7 million on the sale of PowerReviews. The loss on disposal of discontinued operations was determined by offsetting the total consideration from selling the PowerReviews business by any associated transaction costs and the net carrying value of the assets and liabilities held for sale as of July 2, 2014. Of the $10.7 million loss on disposal of discontinued operations, $9.2 million was recognized as an estimated loss on disposal of discontinued operations during the three months ended April 30, 2014 resulting in the incremental loss of $1.5 million being recognized in the three months ended July 31, 2014.